As filed with the Securities and Exchange Commission on August 30, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

(See Table of Subsidiary Guarantor Registrants)

New York	31-0267900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard, Suite 2300

Irving, Texas 75039

(972) 443-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald F. Shuff

Senior Vice President and General Counsel

Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 2300

Irving, Texas 75039

(972) 443-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Garrett A. DeVries

Greg R. Samuel

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5614

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Common Stock, $1.25 par value per share
Preferred Stock, $1.00 par value per share
Debt Securities
Guarantees of Debt Securities(5)
Total
(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay-as-you-go” basis.
(5)	Guarantees of the debt securities may be provided by one or more of the registrants named in the table of subsidiary guarantor registrants below and will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is required for the guarantees of debt securities being registered.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Flowserve Holdings, Inc.	Delaware	75-2737169
Flowserve International, Inc.	Delaware	95-3887956
Flowserve Management Company	Delaware	75-2737324
Flowserve US Inc.	Delaware	75-2778918

c/o Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 2300

Irving, Texas 75039

(972) 443-6500

(Address, including zip code, and telephone number, including area code,

of each co-registrant’s principal executive offices)

Ronald F. Shuff

Senior Vice President and General Counsel

Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 2300

Irving, Texas 75039

(972) 443-6500

(Name, address, including zip code, and telephone number, including area code,

of agent for service for each co-registrant)

PROSPECTUS

Flowserve Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series, our common stock, preferred stock or debt securities. One or more of our subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes or other types of debt. The debt securities and preferred stock may be convertible, exchangeable or exercisable for common or preferred stock or other securities of ours. When we sell securities, we will determine the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves risks. You should carefully consider the “Risk factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “FLS.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 30, 2012.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of certain information by reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where you can find additional information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you should not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “Flowserve,” “we,” “us,” “our,” and the “Company” refer to Flowserve Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires.

Risk factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed below under “Cautionary statement regarding forward-looking statements” and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Cautionary statement regarding forward-looking statements

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, statements concerning our future financial performance, future debt and financing levels, investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance.

The forward-looking statements are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following:

—	a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins;

—	changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog;

—	our dependence on our customers’ ability to make required capital investment and maintenance expenditures;

—	risks associated with cost overruns on fixed fee projects and in accepting customer orders for large complex custom engineered products;

—	the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries;

—	the adverse impact of volatile raw materials prices on our products and operating margins;

—

economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly North African and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/reexport control, foreign corrupt practice laws, economic sanctions and import laws and regulations;

—	our exposure to fluctuations in foreign currency exchange rates, particularly the Euro and British pound and in hyperinflationary countries such as Venezuela;

—	our furnishing of products and services to nuclear power plant facilities and other critical applications;

—	potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims;

—	a foreign government investigation regarding our participation in the United Nations Oil-For-Food Program;

—	expectations regarding acquisitions and the integration of acquired businesses;

—	our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits;

—	the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets;

—	our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations;

—	the highly competitive nature of the markets in which we operate;

—	environmental compliance costs and liabilities;

—	potential work stoppages and other labor matters;

—	access to public and private sources of debt financing;

—	our inability to protect our intellectual property in the U.S., as well as in foreign countries; and

—	obligations under our defined benefit pension plans.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, and may be identified in our Quarterly Reports on Form 10-Q and our other filings with the SEC and/or press releases from time to time. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Flowserve Corporation

We believe that we are a world-leading manufacturer and aftermarket service provider of comprehensive flow control systems. Under the name of a predecessor entity, we were incorporated in the State of New York on May 1, 1912. Flowserve Corporation as it exists today was created in 1997 through the merger of two leading fluid motion and control companies — BW/IP and Durco International. Over the years, we have evolved through organic growth and strategic acquisitions, and our 220-year history of Flowserve heritage brands serves as the foundation for the breadth and depth of our products and services today.

We develop and manufacture precision-engineered flow control equipment integral to the movement, control and protection of the flow of materials in our customers’ critical processes. Our product portfolio of pumps, valves, seals, automation and aftermarket services supports global infrastructure industries, including oil and gas, chemical, power generation and water management, as well as general industrial markets where our products and services add value. Through our manufacturing platform and global network of Quick Response Centers, we offer a broad array of aftermarket equipment services, such as installation, advanced diagnostics, repair and retrofitting.

Our common stock is listed on the New York Stock Exchange under the symbol “FLS.” Our principal executive office is located at 5215 N. O’Connor Boulevard, Suite 2300, Irving, Texas 75039, and our telephone number is (972) 443-6500. Our website address is www.flowserve.com. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six months ended June 30, 2012	Year ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	10.1x	10.7x	10.2x	10.3x	9.0x	5.5x

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and noncontrolling interests adjusted for undistributed income from affiliates, fixed charges and noncontrolling interest of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rental expense, which we deem to be a reasonable approximation of the interest portion of rental expense.

Use of proceeds

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of share capital

Description of Capital Stock

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $1.25 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

Subject to any special voting rights of any preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including election of our board of directors. Except as otherwise provided by law, at elections of directors at an annual or special meeting of shareholders at which a quorum is present, a director shall, except in a contested election, be elected by a majority of the votes cast in favor of or against such nominee by the holders of shares entitled to vote in the election. In a contested election, a director shall be elected by a plurality of the votes cast in favor of or against such nominee by the holders of shares entitled to vote in the election. Except as otherwise provided by law or the certificate of incorporation, any other action at an annual or special meeting of shareholders at which a quorum is present shall be authorized by a majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon. No share of common stock affords any cumulative voting or preemptive rights. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors, after payment of any dividends on any outstanding preferred stock and subject to limitations for dividends contained in certain of Flowserve’s outstanding debt instruments.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable and are not subject to redemption or conversion and have no conversion rights.

The transfer agent for our common stock is Wells Fargo Shareowner Services in Mendota Heights, Minnesota.

Preferred Stock

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock, adopt resolutions to issue preferred stock in one or more series and establish or change the rights of the holders of any series of preferred stock.

The rights of any series of preferred stock may include:

—	voting rights;

—	liquidation preferences;

—	dividend rights;

—	redemption rights;

—	conversion or exchange rights; and

—	sinking funds.

The issuance of such preferred stock could, among other things:

—	adversely affect the voting, dividend and liquidation rights with respect to the common stock;

—	discourage an unsolicited proposal to acquire us; or

—	facilitate a particular business combination involving us.

Any of these actions, plus those which follow in the remainder of this “Description of share capital” section, could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over its then market price.

Certain Anti-Takeover Provisions

Our By-Laws, as amended and restated (the “By-Laws”), provide that:

—	directors may be removed from office only for cause and only with the affirmative vote of the shareholders or the board of directors; and

—	advance notice of shareholder nominations for the elections of directors must be given in the manner provided by the By-Laws.

We are a New York corporation and our internal corporate arrangements are governed by the New York Business Corporation Law (“NYBCL”). Under the NYBCL, a “merger moratorium” statute would prohibit any business combination with an “interested shareholder” (as defined in the statute) for a five year period, unless the combination is approved by Flowserve’s board of directors. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

In addition, our Restated Certificate of Incorporation requires a two-thirds vote of the outstanding stock of Flowserve entitled to vote thereon to approve certain transactions with a Related Corporation (as defined therein) or to amend such provision in our Restated Certificate of Incorporation.

The noted merger moratorium statute and the noted required supermajority shareholder vote and the other matters described above may make it more difficult to change the composition of our board of directors and may discourage or make difficult any attempt by a person or group to obtain control of Flowserve.

Description of debt securities and guarantees

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. We may issue debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee, unless otherwise specified in the prospectus supplement.

The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where you can find additional information.”

In this summary description of debt securities and guarantees, all references to “we,” “us,” “our” and the “Company” refer solely to Flowserve Corporation and not to any of its subsidiaries.

The debt securities may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries. We refer to our subsidiaries that provide a guarantee as a “guarantor”. If a guarantor issues guarantees, the guarantees will be the general, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Flowserve and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to the Company or any guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and any form of certificates evidencing the debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

—	the title of the series;

—	the aggregate principal amount;

—	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

—	any limit on the aggregate principal amount;

—	the date or dates on which principal is payable;

—

the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

—	the place or places where principal and, if applicable, premium and interest, is payable;

—	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

—	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

—	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

—	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

—	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

—	the currency of denomination;

—	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

—

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

—

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

—	the provisions, if any, relating to any collateral provided for such debt securities;

—	the provisions, if any, with respect to amortization;

—	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

—

any additional means of satisfaction and discharge of the indenture and any additional conditions or limitations to discharge with respect to the debt securities and the related guarantees, or any modifications of or deletions from such conditions or limitations;

—	any deletions or modification of or additions to the events of default, described in this prospectus or in the indenture;

—	any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

—	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

—	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

—	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

—

whether the debt securities will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

—	any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

—

whether the debt securities will be convertible to or exchangeable for capital stock, other debt securities, warrants, other equity securities, or any of our other securities or property, and, if applicable, the terms and conditions for doing so;

—	whether the debt securities will be defeasible;

—	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien; and

—	any other terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, a series of debt securities may not have any guarantors, and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the indenture.

The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

Unless otherwise specified in the applicable prospectus supplement, a guarantor’s guarantee will represent general, unsecured obligations of such guarantor and will rank equally with all other unsecured indebtedness of such guarantor. A guarantor’s unsecured guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness a guarantor may have with respect to the assets securing that indebtedness.

The guarantee of a guarantor will effectively rank junior to all liabilities of such guarantor’s subsidiaries that are not also guarantors (excluding any amounts owed by such subsidiaries to the guarantor). Claims of creditors of non-guarantor subsidiaries of a guarantor generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of such guarantor, including holders of any debt securities. Accordingly, any guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Each guarantor that makes a payment under its guarantee will be entitled, upon payment in full of all guaranteed obligations under the indenture, to contribution from each other guarantor in an amount equal to such other guarantor’s pro rata portion of such payment based on the respective net assets of all the guarantors at the time of such payment.

If a guarantee were rendered void or voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable guarantor, and, depending on the amount of such indebtedness, a guarantor’s liability on its guarantee could be reduced to zero.

The guarantee of a guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of the debt securities, and no further action by us, any guarantor or the trustee shall be required for such release (unless we shall notify the trustee that no release and discharge shall occur as a result thereof) upon:

—

the sale or other disposition (including by way of consolidation or merger) of such guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

—

the sale or other disposition of all or substantially all of the assets of such guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

—

our exercise of our legal defeasance or covenant defeasance options under the indenture or the satisfaction and discharge of our obligations under the indenture in accordance with the terms of the indenture; or

—	the delivery of an officer’s certificate to the trustee that such guarantor does not guarantee our obligations under our primary bank credit facility.

At any time after the issuance of the debt securities, including following any release of a guarantor from its guarantee, we will cause any of our subsidiaries that is a guarantor under our primary bank credit facility to execute and deliver to the trustee a supplemental indenture pursuant to which such subsidiary will guarantee payment of the notes on the same terms and conditions as those set forth in the indenture. Thereafter, such subsidiary shall be a guarantor for all purposes of the notes unless and until such guarantee is released in accordance with the provisions of the indenture.

Form of Security

We may issue debt securities that will be represented by either:

—	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

—	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Flowserve, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not, in a single transaction or through a series of related transactions, (1) consolidate with or combine with or merge with or into, directly or indirectly, any other person or persons or sell, assign (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure of any such collateral), transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any other person or persons, or (2) permit any person to consolidate with or combine with or merge into us, unless:

—

(i) we are the surviving person or (ii) if we are not the surviving person, then the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, on condition that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming the Company’s obligations under the debt securities and the indenture;

—	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

—

we or the surviving person will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of related transactions and supplemental indenture, if any, complies with the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not us) shall succeed to, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. Notwithstanding the foregoing, if all of the securities outstanding under the indenture have the benefit of securities guarantees, the Company may merge or consolidate into or with, or directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all of its assets, to any guarantor of the securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:

—	default for 30 days in payment of any interest due and payable on the debt securities of that series;

—	default in payment of principal of the debt securities of that series when due and payable, whether at maturity or upon acceleration, redemption, required repurchase or otherwise;

—

our failure to comply with the covenant described under “—Consolidation, Merger and Sale of Assets,” or our failure, for 180 days after written notice to us by the trustee or holders of at least 25% in aggregate principle amount of the outstanding securities in that series to comply with the reporting requirements under the indenture;

—	default in our performance of any other covenants or agreements in respect of the debt securities of that series contained in the indenture or the debt securities of that series for

90 days after written notice is received by us from the trustee, or received by us and the trustee from the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

—	our failure to deposit any sinking fund payment, if any, when due, in respect of any debt security of that series;

—

if any guarantor has guaranteed the debt securities of such series, the guarantee of any such guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the indenture) or any guarantor of that series or any person acting on behalf of any guarantor denies or disaffirms such guarantor’s obligations under its guarantee (other than by reason of a release or termination of such guarantor from its guarantee in accordance with the terms of the indenture); and

—	certain events of bankruptcy, insolvency and reorganization of us or our “significant subsidiaries” (as defined and further described in the indenture).

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

The indenture provides that, while the trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of the relevant series within the later of 30 days after obtaining knowledge of such default or 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, and at the direction of the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare the principal amount plus accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs, the principal amount plus accrued and unpaid interest, if any, on the debt securities of the relevant series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the debt securities of the relevant series have been cured (other than the nonpayment of principal of the debt securities of such series which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of debt securities of that series may rescind the declaration of acceleration.

The holders of a majority in principal amount of the outstanding debt securities of a series generally, by written notice to the trustee, may waive any existing or past default or event of default under the indenture or the debt securities of that series. However, those holders may not waive any default or event of default regarding any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected as described below.

A holder of debt securities of a series may not pursue any remedy under the indenture or the debt securities of any series unless:

—	the holder gives the trustee written notice of a continuing event of default for the debt securities of that series;

—	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

—	the holder offers to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

—	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

—	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of debt securities of a series to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt securities.

We will deliver certificates to the trustee annually regarding our compliance with our obligations under the indenture. Upon our becoming aware of any default or event of default, we are required within seven business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of debt securities of one or more series, amend or supplement the indenture or debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or debt securities:

—	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of debt securities of the relevant series in any material respect;

—	to provide for the assumption of our or a guarantor’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

—

to provide any security for or provide or modify any guarantees of debt securities, or release any guarantees of the debt securities, so long as such modification or release is otherwise permitted under the indenture, or to add any guarantor with respect to the debt securities of any series by executing a supplemental indenture and/or a guarantee with respect to such series;

—	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

—	to add covenants to debt securities of any series for the benefit of the holders of such debt securities or to surrender any rights we or any guarantor have under the indenture;

—	to add events of default with respect to debt securities of the relevant series;

—	to add circumstances under which we will pay additional interest on debt securities of the relevant series;

—

to make any change that would provide any additional rights or benefits to the holders of debt securities of any series and guarantees or that does not adversely affect the rights under the indenture of any such holder in any material respect;

—	to conform the provisions of the indenture to the “Description of debt securities and guarantees” section in this prospectus and any applicable prospectus supplement;

—	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

—	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

—	to change or eliminate any of the provisions of the indenture, on condition that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

—

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities as permitted under the indenture relating to such series; provided that any such action will not adversely affect the interests of the holders of debt securities of that or any other series in any material respect; or

—

to evidence and provide for the acceptance under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

—

make any change in the percentage of principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

—	reduce any rate of interest or change the time for payment of interest on debt securities of that series;

—	reduce the principal amount of debt securities of that series or change their final stated maturity;

—	make payments on the notes payable in currency other than as originally stated in debt securities of that series;

—

reduce the amount payable, including any premium payable upon, the optional or mandatory redemption or repurchase of any debt security or change the time (other than amendments related to notice provisions) at which any debt security may be redeemed;

—	release any guarantor from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture;

—	change the provisions relating to the waiver of past defaults or impair the holder’s right to institute suit for the enforcement of any payment on debt securities; or

—

waive a continuing default or event of default regarding any principal or interest payment on debt securities of that series (except a rescission of acceleration of debt securities by holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Discharge

We may satisfy and discharge our obligations under one or more series of debt securities and the indenture (a) by delivering, if applicable, to the trustee for cancellation all outstanding debt securities of that series or (b) by depositing with the trustee as trust funds in trust solely for the benefit of the holders of such debt securities, after the debt securities of that series have become due and payable, or will become due and payable within one year by reason of the mailing of a notice of redemption, (i) cash in U.S. dollars, (ii) non-callable U.S. government obligations, or (iii) a combination of both, in any case sufficient to pay and discharge the entire indebtedness on such debt securities of that series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and any additional amounts (as further defined in the indenture), if any, to the date of maturity or redemption. Such discharge is subject to terms contained in the indenture.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.

If we deposit with the trustee under the indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

—	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

—

we will no longer have any obligation to comply with specified restrictive covenants, if any, with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for

U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Payments and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent (such as the consummation of refinancings or acquisitions, whether of the Company or by the Company).

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be delivered in person, by facsimile (or other electronic means), sent by first-class mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given at the time of delivery, if in person, when receipt is acknowledged, if sent by facsimile (or other electronic means), or five calendar days after being deposited in the mail, if mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Plan of distribution

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally convertible or exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

—	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 22, 2012;

—	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on April 30, 2012;

—	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on July 30, 2012;

—	Our Current Report on Form 8-K filed with the SEC on January 11, 2012;

—	Our Current Report on Form 8-K filed with the SEC on May 22, 2012;

—	Our Current Report on Form 8-K filed with the SEC on May 31, 2012;

—	Our Current Report on Form 8-K filed with the SEC on June 18, 2012;

—	Our Current Report on Form 8-K filed with the SEC on August 20, 2012;

—	Our Current Report on Form 8-K filed with the SEC on August 30, 2012; and

—

The description of our common stock, par value $1.25 per share, contained in our Registration Statement on Form 8-A filed with the SEC on July 10, 1997, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any document or information deemed to have been “furnished” and not “filed” in accordance with SEC rules.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

Flowserve Corporation

5215 N. O’Connor Boulevard

Suite 2300

Irving, Texas 75039

(972) 443-6500

Our incorporated reports and other documents may be accessed at our website address: www.flowserve.com or by contacting the SEC as described below in “Where you can find additional information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Where you can find additional information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal matters

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The financial statements incorporated in this prospectus by reference to Flowserve Corporation’s Current Report on Form 8-K dated August 30, 2012, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Flowserve Corporation for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the estimated fees and expenses expected to be incurred by the registrants in connection with the registration of the common stock, the preferred stock and the debt securities and the guarantees thereof:

Amount
Securities and Exchange Commission registration fee	$		*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.
**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

New York Registrant

Flowserve Corporation (“Flowserve”) is incorporated under the laws of New York.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, except that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. No indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action that is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case where the director or officer has been successful, whether on the merits or otherwise, in defending an action of the character described in Section 722 of the NYBCL. If the director or officer has not been successful or the action is settled, indemnification may be made only if authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723(a) of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify: (1) a corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL; (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL; and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such Article 7, on condition that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article Thirteenth of the Restated Certificate of Incorporation, as amended, of Flowserve provides as follows:

“No director of this corporation shall be personally liable to this corporation or its shareholders for damages for any breach of duty as a director; provided, however, that, to the extent required by applicable law, the foregoing clause shall not apply to any liability of a director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article THIRTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.”

Article IX of Flowserve’s By-laws, as amended and restated, provides that Flowserve shall indemnify and advance expenses to any present or future director or officer from and against any and all liabilities and expenses to the broadest and maximum extent permitted by the NYBCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

Flowserve has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by the NYBCL, as well as certain additional procedural protections. The indemnification agreements provide that directors and officers will be indemnified to the fullest extent permitted by law against all expenses (including attorneys’ fees) and settlement amounts paid or incurred by them in any proceeding as directors or officers of Flowserve, including any action on account of their services as officers or directors of any other company or enterprise when they are serving in such capacities at Flowserve’s request. Flowserve must pay in advance of a final disposition of a proceeding or claim, the expenses incurred by the indemnitee no later than 10 days after receipt of an undertaking by or on behalf of the indemnitee to repay the amount of the expenses to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by Flowserve. The indemnification agreements also provide the indemnitee with remedies in the event that Flowserve does not fulfill its obligations under the indemnification agreements.

As permitted by Section 726 of the NYBCL, Flowserve maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against specific expenses in connection with the defense of, and specific liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

The preceding discussion of the NYBCL, Flowserve’s Restated Certificate of Incorporation and By-laws is not intended to be exhaustive and is qualified in its entirety by reference to the NYBCL and such documents.

Delaware Registrants

Each of Flowserve Holdings, Inc., Flowserve International, Inc. and Flowserve US Inc. is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and 145(b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the By-Laws of each of Flowserve Holdings, Inc., Flowserve International, Inc. and Flowserve US Inc., each of these subsidiary guarantor registrants will indemnify its respective directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended.

Flowserve Management Company is a business trust formed under the laws of the state of Delaware. The Declaration of Trust of Flowserve Management Company provides that the trust shall indemnify and hold harmless each trustee and officer of the trust (including any persons who, while a trustee or officer of the trust, is or was serving at the request of the trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) to the maximum extent permitted by law, except to the extent that the indemnitee is found liable for (i) an act or omission involving actual fraud or willful misconduct or (ii) a transaction in which the indemnitee received an improper personal benefit.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)          That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 30, 2012.

FLOWSERVE CORPORATION

By:	/s/ Mark A. Blinn
Name:	Mark A. Blinn
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Blinn and Michael S. Taff, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James O. Rollans James O. Rollans	Non-Executive Chairman of the Board	August 30, 2012

/s/ Mark A. Blinn
Mark A. Blinn	President and Chief Executive Officer (Principal Executive Officer)	August 30, 2012

/s/ Michael S. Taff
Michael S. Taff	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2012

/s/ Gayla J. Delly Gayla J. Delly	Director	August 30, 2012

/s/ Roger L. Fix Roger L. Fix	Director	August 30, 2012

/s/ John R. Friedery John R. Friedery	Director	August 30, 2012

/s/ Joseph E. Harlan Joseph E. Harlan	Director	August 30, 2012

/s/ Michael F. Johnston Michael F. Johnston	Director	August 30, 2012

/s/ Rick J. Mills Rick J. Mills	Director	August 30, 2012

/s/ Charles M. Rampacek Charles M. Rampacek	Director	August 30, 2012

/s/ David E. Roberts David E. Roberts	Director	August 30, 2012

/s/ William C. Rusnack William C. Rusnack	Director	August 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 30, 2012.

FLOWSERVE HOLDINGS, INC.

By:	/s/ Ronald F. Shuff
Name:	Ronald F. Shuff
Title:	Director and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Blinn and Michael S. Taff, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald F. Shuff Ronald F. Shuff	Director and President	August 30, 2012

/s/ Samuel J. Barrett Samuel J. Barrett	Director and Vice President	August 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 30, 2012.

FLOWSERVE INTERNATIONAL, INC.

By:	/s/ Ronald F. Shuff
Name:	Ronald F. Shuff
Title:	Director and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Blinn and Michael S. Taff, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald F. Shuff
Ronald F. Shuff	Director and President	August 30, 2012

/s/ Samuel J. Barrett
Samuel J. Barrett	Director and Vice President	August 30, 2012

/s/ John M. Nanos
John M. Nanos	Vice President	August 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 30, 2012.

FLOWSERVE MANAGEMENT COMPANY

By:	/s/ Ronald F. Shuff
Name:	Ronald F. Shuff
Title:	Managing Trustee

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Blinn and Michael S. Taff, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald F. Shuff
Ronald F. Shuff	Managing Trustee	August 30, 2012

/s/ John M. Nanos
John M. Nanos	Managing Trustee	August 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 30, 2012.

FLOWSERVE US INC.

By:	/s/ Ronald F. Shuff
Name:	Ronald F. Shuff
Title:	Director and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Blinn and Michael S. Taff, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald F. Shuff
Ronald F. Shuff	Director and President	August 30, 2012

/s/ John M. Nanos
John M. Nanos	Director, Vice President and Secretary	August 30, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Flowserve Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.2	Flowserve Corporation By-Laws, as amended and restated effective May 18, 2012 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.3**	Form of Specimen Certificate of Common Stock.
4.4**	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.
4.5*	Form of Senior Indenture (includes guarantee).
4.6**	Form of Debt Security.
5.1*	Opinion of Haynes and Boone, LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature pages hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1.

*	Filed herewith.
**	To be filed, if necessary, by amendment or filed as an exhibit to a Current Report on Form 8-K at a later date in connection with a specific offering of securities.